                                                                  Exhibit 2.1(F)

EXHIBIT "F"  EMPLOYMENT AGREEMENT
             --------------------

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this day of August, 2000, by and among ORC Consumer, Inc., a Delaware corporation (the "Company"), Opinion Research Corporation, a Delaware corporation ("ORC") and __________ (the "Employee"), to become effective (the "Effective Date") upon the consummation of the sale of all or substantially all of the assets and business of C/J Research, Inc. ("C/J Research") to the Employer (the "Closing"). If the Closing is not consummated on or prior to August 31, 2000, this Agreement shall be void and of no further effect.

                             W I T N E S S E T H:
                             -------------------
     WHEREAS, the Employer is acquiring substantially all of the assets and the business of C/J Research; and

     WHEREAS, the Employee has been employed by C/J Research and the Company believes that it would benefit from the application of the Employee's particular and unique skill, experience and background, and, effective and contingent upon the Closing, the Company wishes to employ the Employee as an employee of the Company; and

     WHEREAS, the parties desire by this Agreement to set forth the terms and conditions of the employment relationship between the Company, ORC and the Employee.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants in this Agreement, the Company, ORC and the Employee agree as follows:

1.   Employment and Duties.
     ---------------------

(a) The Company hereby employs the Employee as an employee on the terms and conditions provided in this Agreement, and the Employee agrees to accept such employment (b) subject to the terms and conditions of this Agreement. The Employee shall serve as the Company's Senior Vice President - New Business Development and have such duties and responsibilities of an executive nature within the Company or ORC as shall from time to time be determined by the Board of Directors of the Company (the "Board") or the Chief Executive Officer of ORC, as applicable, and are consistent with her title.

(c) The Employee agrees to devote her best efforts and substantially all of her time, attention, energy and skill to performing her duties hereunder. Provided that such activities shall not violate any provision of this Agreement or the Agreement Not To Compete of even date herewith among the Employee, the Company and ORC (the "Non-Compete Agreement") or materially interfere with the performance of her duties hereunder, nothing herein shall prohibit the Employee
(i) from engaging in charitable, civic, fraternal, or trade group activities,
(ii) from writing academic, trade or mainstream papers or other publishable books, or (iii) from investing her assets in other entities or business ventures.

(d) Without the Company's or ORC's prior consent, the Employee shall not obtain goods or services or otherwise deal on behalf of the Company or ORC with any business or entity in which the Employee or a member of her family has a financial interest or from which the Employee or a member of her immediate family may derive a financial benefit as a result of such transaction, except that this prohibition shall not apply to any public company in which the Employee or a member of her family owns less than three percent of the outstanding stock.

2.   Term. The term of this Agreement shall commence on the Effective Date and
     ----
shall terminate twelve (12) months from the Effective Date (the "Initial Term"). This Agreement shall automatically renew annually at the expiration of the Initial Term unless the Company notifies the Employee of its intention not to renew the term of this Agreement by giving written notice thereof at least 60 days prior to the expiration of the then current term. If the Company gives the Employee written notice of its intention not to renew this Agreement, such termination shall constitute a termination by the Company without Cause (as defined herein).

3.   Compensation. As compensation for performing the services required by this
     ------------
Agreement, the Employee shall be compensated as follows:

(a)       Base Compensation. The Company shall pay to the Employee an annual
          -----------------
salary ("Annual Salary") of ____________________, payable in equal installments pursuant to the Company's customary payroll procedures in effect for its personnel at the time of payment, but in no event less frequently than monthly, subject to withholding for applicable federal, state, and local taxes. The Employee's Annual Salary shall not be reduced during the term of this Agreement. The Employee's compensation shall be reviewed annually by the Chief Executive Officer of the Company or another designee of the Company's Board of Directors, it being understood that there shall be no obligation to increase the Employee's compensation as a result of such review. For the year 2000, Employee shall be entitled to an Annual Salary increase of $________, effective within 30 days of the date hereof.

(b)       Commission Compensation. In addition to Annual Salary, the Employee
          -----------------------
shall receive commissions ("Commission Compensation") equal to __% of all revenue (the "Commission Rate") earned by the Company or ORC from clients originated by the Employee, payable quarterly. Neither the Employee's Commission Rate nor the basis upon which Commission Compensation is paid, shall be reduced or changed in a manner adverse to Employee during the term of this Agreement.

(c)       Bonus Compensation. In addition to Annual Salary and Commission
          ------------------
Compensation, during the term of this Agreement, the Employee may receive bonus compensation to be determined by the Board or by the Chief Executive Officer of ORC, as applicable, in its absolute discretion based on periodic reviews of the Employee's performance on at least an annual basis. Employee shall be entitled to a bonus for the year 2000 in the amount of $11,000, payable within 30 days of the date hereof.

4.   Employee Benefits. During the term of this Agreement the Employee and her
     -----------------
eligible dependents shall have the right to participate in any retirement plans (qualified and non-qualified), pension plans, life, health and disability insurance, cafeteria plans, stock option plans or other benefit plan or program that has been or is hereafter adopted by the Company (or in which the Company participates), according to the terms of such plan or program.

5.   Vacation and Leaves of Absence. The Employee shall be entitled to 20
     ------------------------------
vacation days during each calendar year. Any vacation days that are not taken in a given calendar year shall not accrue or carry over from year to year. Upon any termination of this Agreement for any reason whatsoever, accrued and unused vacation for the year in which this Agreement terminates will be paid to the Employee within 10 days of such termination based on her Annual Salary in effect on the date of such termination. In addition, the Employee may be granted leaves of absence with or without pay for such reasons as the Board in its sole and absolute discretion may determine, and shall be entitled to the same sick leave and holidays provided to other employees of the Company.

6.   Expenses. The Employee shall be promptly reimbursed against presentation of
     --------
vouchers or receipts for all reasonable and necessary expenses incurred by him in connection with the performance of business-related duties.

7.   Termination.
     -----------

(a)       Termination by the Company For Cause.  The Company may terminate this
          ------------------------------------
Agreement prior to its expiration date for "Cause". In such event, the Employee shall be paid for her services hereunder only her Annual Salary up to the effective date of such termination. For purposes of this Section 7, Cause shall mean (i) an act of dishonesty by the Employee constituting a felony or resulting or intended to result in gain to, or personal enrichment of, the Employee at the Company's expense, (ii) the engaging by the Employee in willful misconduct which is demonstrably injurious to the Company, (iii) the refusal of the Employee substantially to perform her duties hereunder, (iv) the knowing violation of any reasonable express direction of the Board or of any reasonable rule, regulation, policy or plan established by the Company from time to time which governs the Employee in the performance of her work, (v) the use by the Employee of any illegal substance, or the use by the Employee of alcohol or any controlled substance to an extent that it interferes with the performance of the Employee's duties under this Agreement, and (vi) the substantial breach by the Employee of her obligations in this Agreement or in the Non-Compete Agreement.

(b)       Termination by the Employee for Good Reason. The Employee may
          -------------------------------------------
terminate this Agreement prior to the expiration of the term of this Agreement for "Good Reason." For purposes of this Agreement, "Good Reason" means (1) the assignment to the Employee of any duties materially inconsistent with Paragraph 1(a) of this Agreement, or any other action by the Company that results in a diminution of the Employee's position, duties, authority or responsibility, from those existing on the date of this Agreement, other than an isolated, insubstantial and inadvertent action that is not taken in bad faith and is promptly remedied by the Company after receipt of notice thereof from the Employee (and in any event, within 30 calendar days after receipt of such written notice), (2) any requirement by the Company that the Employee's services be rendered primarily at a location or locations other than the greater Chicago metropolitan area and for other than a de minimis period if time; (3) the failure of the Company to pay the Employee's Annual Salary and Commission Compensation or other material breach by the Company that is not remedied by the Company promptly after receipt of notice thereof from the Employee (and in any event, within 30 calendar days after receipt of such written notice). A termination of employment by the Employee for Good Reason shall be effectuated by giving the Company written notice of the termination within 30 days after the

Employee first has knowledge of the event constituting Good Reason, setting forth in reasonable detail the specific conduct of the Company constituting Good Reason.

(c)       Termination by the Employee (Other than Good Reason). The Employee may
          ----------------------------------------------------
terminate this Agreement (for other than Good Reason) upon 60 days' written notice to the Company (during which period the Employee shall, if requested in writing by the Company, continue to perform her duties as specified under this Agreement). In such event, the Employee shall be paid only her Annual Salary and accrued Commission Compensation for her services hereunder up to the effective date of such termination.

(d)       Disability. The Company may terminate this Agreement due to the
          ----------
Employee's illness, physical or mental disability, or other incapacity, in accordance with the Company's disability practices and policies in effect from time to time; provided, however, that no such termination may occur unless and until the Employee has not performed such Employee's duties under this Agreement due to such illness, disability or other incapacity for at least six months. However, prior to such a termination of this Agreement, the Employee shall not be entitled to her Annual Salary during any period during which the Employee is receiving sick pay or short-term disability payments from the Company, or long-term disability insurance payments under the Company's long term disability insurance plan.

(e)       Death. This Agreement shall terminate on the date of the Employee's
          -----
death. In such event the Employee's estate shall be paid her Annual Salary and accrued Commission Compensation for the remainder of the month in which such termination occurs.

(f) If (1) the Company terminates the Employee's employment (other than pursuant to Paragraph 7(a), 7(d) or 7(e), or (2) the Employee terminates her employment pursuant to Paragraph 7(b), the Employee shall be entitled to the continuation of her Annual Salary for a period of one year from the date of such termination and to an amount equal to her Commission

Compensation for the 12 months preceding such termination, payable in four quarterly installments.

8.   Prior Agreements, Conflicts of Interest. The Employee represents to the
     ---------------------------------------
Company (a) that there are no restrictions, agreements or understandings, oral or written, to which the Employee is a party or by which the Employee is bound that prevent or make unlawful the Employee's execution or performance of this Agreement; (b) none of the information supplied by the Employee to the Company or any representative of the Company in connection with the Employee's employment by the Company misstated a material fact or omitted information necessary to make the information supplied not materially misleading; and (c) the Employee does not have any business or other relationship that creates a conflict between the interests of the Employee and the Company.

9.   Company Property. All materials or data of any kind furnished to the
     ----------------
Employee by the Company, or developed by the Employee on behalf of the Company, or at the direction of the Company, or for the use of the Company, or otherwise in connection with the Employee's employment hereunder, are and shall remain the sole and confidential property of the Company, whichever applicable; if the Company requests the return of such materials at any time during, at or after the termination of the Employee's employment, the Employee shall immediately deliver the same to the Company.

10.  ORC as Surety. It is hereby agreed that ORC shall, and does hereby,
     -------------
guarantee the obligations of the Company to the Employee as surety. ORC's guaranty is a guarantee of payment and performance and not a guarantee of collection. ORC hereby waives all suretyship and other defenses to its obligations under this guaranty, other than performance by the Company.

11.  Miscellaneous.
     -------------

(a)       Integration; Amendment. This Agreement, together with the Non-Compete
          ----------------------
Agreement, constitutes the entire agreement between the parties hereto with respect to the employment matters set forth herein. No amendments or additions to this Agreement shall be binding unless in writing and signed by all parties hereto.

(b)       Assignability. The Company may assign its rights and obligations under
          -------------
this Agreement to ORC, in which event ORC shall be the Employee's employer.

(c)       Severability. If any part of this Agreement is contrary to, prohibited
          ------------
by, or deemed invalid under applicable law or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited, or invalid, but the remainder of this Agreement shall not be invalid and shall be given full force and effect so far as possible.

(d)       Waivers. The failure or delay of any party at any time to require
          -------
performance by the other party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power, or remedy hereunder, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power, or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to the other or further notice or demand in similar or other circumstances.

(e)       Burden and Benefit. This Agreement shall be binding upon and inure to
          ------------------
the benefit of the parties hereto and their respective successors and assigns.

(f)       Governing Law; Headings. This Agreement and its construction,
          -----------------------
performance, and enforceability shall be governed by, and construed in accordance with, the laws of the State of Illinois. Headings and titles herein are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

(g)       Notices. All notices, requests, demands and other communications
          -------
required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger or by facsimile transmission and followed promptly by mail) or four days following the day when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

               If to the Employee:


               If to the Company or ORC:

                    23 Orchard Road
                    Skillman, NJ 08558
                    Attention: John F. Short
                    Telephone: 908-281-5100
                    Fax: 908-281-5105

               With a copy to:

                    David Gitlin, Esquire
                    Wolf, Block, Schorr and Solis-Cohen LLP
                    1650 Arch Street - 22nd Floor
                    Philadelphia, PA 19103
                    Telephone: 215-977-2284
                    Telecopier: 215-977-2740

     Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                              ORC CONSUMER, INC.


                              By:_________________________
                                    Name:
                                    Title:

                              OPINION RESEARCH CORPORATION


                              By:_________________________
                                    Name:
                                    Title:

                              ____________________________